UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2023

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		1-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2023, the Human Resources Committee of the Board of Directors of Arcosa, Inc. (the “Company”), following consultation with the Company’s compensation advisor, approved one-time retention grants each of 21,985 time-based restricted stock units (“TBRSUs”) with grant day values of $1,500,000 (the “Retention Grants”) to Ms. Gail M. Peck, Chief Financial Officer, and Mr. Reid S. Essl, Group President. The Retention Grants are intended to motivate the recipients to continue their considerable efforts in their respective leadership roles and assist with retention. The TBRSUs will vest over a four-year period beginning with 25% of the TBRSUs vesting on the second anniversary of the grant, 25% of the TBRSUs on the third anniversary of the grant and the remaining 50% of the TBRSUs on the fourth anniversary of the grant.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 9, 2023, the Company held its 2023 Annual Meeting of Shareholders at which the Company’s shareholders voted on the following three proposals and cast their votes as described below.
Proposal 1 – Election of Directors
The shareholders elected the following Directors to serve a term expiring at the 2024 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-Votes
Joseph Alvarado	42,276,771	218,642	23,308	2,567,942
Rhys J. Best	42,286,849	207,070	24,802	2,567,942
Antonio Carrillo	42,396,303	98,696	23,722	2,567,942
Jeffrey A. Craig	42,392,826	102,319	23,576	2,567,942
Steven J. Demetriou	38,932,262	3,562,811	23,648	2,567,942
Ronald J. Gafford	42,268,360	226,813	23,548	2,567,942
John W. Lindsay	42,396,934	97,805	23,982	2,567,942
Kimberly S. Lubel	42,291,258	205,427	22,036	2,567,942
Julie A. Piggott	42,285,102	211,391	22,228	2,567,942
Melanie M. Trent	42,254,469	241,459	22,793	2,567,942
Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated March 28, 2023, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
42,015,948	430,549	72,224	2,567,942
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2023
The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, by the following vote:

For	Against	Abstentions
44,774,046	287,595	25,022

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

May 11, 2023	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer